UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 11, 2007

Hungarian Telephone and Cable Corp.
(Exact name of Registrant as specified in its charter)

Delaware 1-11484 13-3652685
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

1201 Third Avenue, Suite 3400 Seattle, WA 98101-3034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (206) 654-0204

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On June 11, 2007, Hungarian Telephone and Cable Corp. (the "Company") agreed with the Hungarian Trade Unions representing 22% of its Hungarian-based employees on the key provisions of a workforce reduction plan, pursuant to which the Company will reduce its workforce by approximately 200 employees, which represents about 14% of the Company's workforce. The workforce reduction is a result of the Company's recent acquisition of Invitel which has resulted in a duplication of jobs. The Company expects to complete this workforce reduction by the end of August 2007 and estimates that the one-time termination costs associated with this workforce reduction will be approximately 900 million Hungarian Forints (U.S. $4.9 million), which costs are payable in cash in 2007 and will affect the Company's 2007 reported results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date: August 2, 2007 By: /s/ Peter T. Noone

Peter T. Noone

General Counsel